Exhibit 99.1

Femasys Secures Strategic Distribution Partnerships for Commercialization of FemaSeed® for over $1.3M in Spanish Market

Company taps Comercial Medico Quirurigca, SA and Durgalab as first EU distributors for its CE-marked women’s reproductive healthcare products

ATLANTA – September 11, 2024 - Femasys, Inc., (Nasdaq: FEMY), a leading biomedical company focused on addressing significant unmet needs of women worldwide with a broad portfolio of in-office, accessible, and innovative therapeutic and diagnostic products, announces that the Company has secured strategic distribution partnerships for its CE-marked products, including FemaSeed® and FemVue® in Spain. Comercial Medico Quirurigca, SA (CMQ) will distribute the products in northern Spain and Durgalab will distribute them in the south. Spain is the first EU country where the Company has identified distributors and began marketing its products.

Kathy-Lee Sepsick, Femasys Founder and CEO commented, “Today’s announcement marks a significant step in our global expansion and reinforces our mission to empower women across the world with new, innovative and superior healthcare solutions. Our distribution partners have extensive expertise in women’s healthcare and a strong understanding of the value of our infertility portfolio. Their commitment to purchase a minimum of $1.3 million of FemaSeed over the next year gives us great confidence in their ability to expand access to our affordable and effective solutions for women.”

“It is an honor to partner with Femasys to bring the latest technology for infertility treatment that is more cost-effective than IVF or ICSI and an improvement to traditional IUI to the Spain market,” said Jordi Pié, CMQ’s Founder and CEO. “We have been preparing as we awaited the availability of Femasys’ products with the CE mark under MDR and are thrilled to provide FemaSeed along with the other diagnostic products.”

About Spanish Infertility Market

According to the European registries by the European Society of Human Reproduction and Embryology (ESHRE)1, Spain has the most in vitro fertilization (IVF) clinics with 244 facilities in Europe. Additionally, Spain ranks second in intrauterine (IUI) insemination cycles using husband sperm and holds the top position for IUI cycles using donor sperm.

1 ART in Europe, 2019: results generated from European registries by ESHRE, Human Reproduction, 2023, 38(12), 2321–2338, https://doi.org/10.1093/humrep/dead197, October 17, 2023.

About Femasys

Femasys is a leading biomedical company focused on addressing significant unmet needs of women worldwide with a broad portfolio of in-office, accessible, and innovative therapeutic and diagnostic solutions, including a lead revolutionary product candidate and FDA-cleared products. FemaSeed® Intratubal Insemination, an innovative infertility treatment designed to deliver sperm directly where conception occurs, is FDA-cleared and has received regulatory approval in Canada and Europe. FemBloc® permanent birth control in late-stage clinical development is the first and only non-surgical, in-office, permanent birth control method intended to be a safer option for women at substantially less cost than the long-standing surgical alternative. The Company has developed diagnostic products that are complementary for which it has achieved regulatory approvals to market in the U.S., Canada, Europe, and other ex-U.S. territories, and which are commercial-ready due to its in-house manufacturing capabilities. Its diagnostic products include FemVue® and FemVue® MINI for fallopian tube assessment by ultrasound, which can be used in conjunction with FemCath®, an intrauterine catheter for selective fallopian tube evaluation, and FemCerv®, an endocervical tissue sampler for cervical cancer diagnosis. Learn more at www.femasys.com, or follow us on X, Facebook and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “suggests,” “potential,” “hope,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: our ability to develop and advance our current product candidates and programs into, and successfully initiate, enroll and complete, clinical trials; the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results; estimates regarding the total addressable market for our products and product candidates; our ability to commercialize our products and product candidates, or the effect of delays in commercializing our products, including FemaSeed; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023, and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

Contacts:

Investors:
CORE IR
Matt Blazei
IR@femasys.com

Media:
CORE IR
Kati Waldenburg
Media@femasys.com